EXHIBIT 10.2

SERVICE AGREEMENT BETWEEN IBERDROLA USA MANAGEMENT CORPORATION AND IBERDROLA USA, INC.

This Service Agreement is made and entered into as of this 1st day of January, 2015 by and between the signing companies. Iberdrola USA Management Company (“Service Company”) may provide services to Iberdrola USA, Inc. (“Client Company”) as further detailed in Corporate Services Appendix A attached hereto and at the cost estimated on Appendix B attached hereto calculated on the basis of the Corporate Services Costs Allocation Manual attached as Appendix C.

WITNESSETH

WHEREAS, the Service Company is a wholly-owned subsidiary of the Client Company. that initially received authorization for inter-company service agreements from the Securities and Exchange Commission (“SEC”) in accordance with the requirements of Section 13(b) of the Public Utility Holding Company Act of 1935 (“35 Act”); and

WHEREAS, the Energy Policy Act of 2005 (“EPAct 2005”) repealed the 35 Act and the inter-company agreements are now in accordance with applicable provisions of EPAct 2005, including but not limited to the Public Utility Holding Company Act of 2005 and the regulations of the Federal Energy Regulatory Commission (“FERC”); and

WHEREAS, Service Company and Client Company have entered into this Service Agreement whereby Service Company agrees to provide and Client Company agrees to accept and pay for various services as provided herein at cost, with cost determined in accordance with applicable rules and regulations under the Act, which require Service Company to fairly and equitably allocate costs among all associate companies to which it renders services (collectively, the “Client Companies”), including Client Company.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties to this Service Agreement covenant and agree as follows:

Thus, they enter into this Agreement, which shall be governed by the following provisions

CLAUSES

1.- SCOPE OF THE AGREEMENT

1.1.- Subject Matter of the Agreement

The purpose of this Agreement is to govern the relationship between Service Company and the Client Company with respect to the services detailed in Appendix A (hereinafter, the “Services”) that Service Company may provide based on the terms and conditions established in this Agreement.

Iberdrola USA Corporate Services Agreement

Also included in Appendix B is the estimated price for each Service for the 2015 financial year. This price may be reviewed for each consecutive year.

To the extent the Client Companies have determined that they require additional services to those described in Appendix A, the Parties shall execute a novation in order to identify the proper scope of the new services to be provided.

1.2.- Parties to the Agreement

The undersigned Service Company and the undersigned Client Company shall be party to this Agreement.

1.3.- Termination of previous agreements

The Parties expressly represent that, by entering into this Agreement, all such framework agreements for identical contracted services as may have been executed beforehand, are terminated by operation of law and rendered without any effect whatsoever.

2.- TERM OF THE AGREEMENT

Regardless of its execution date, this Agreement is applicable to the services provided as of January 1, 2015, and shall, in any event, enter into force upon its execution. This Agreement shall remain in force as long as the Service and Client Companies continue forming part of the Iberdrola Group.

As soon as a Client Company ceases to form part of the Iberdrola Group, in line with the provisions of the preceding paragraph, the contractual relationship under this Agreement between Service Company and the company ceasing to form part of the Iberdrola Group shall be automatically terminated as from the date on which such company effectively ceases to form part of the Iberdrola Group.

This Service Agreement shall become effective, subject only to the receipt of any required regulatory approvals from any State regulatory commission with jurisdiction over Client Company, and shall continue in force until terminated by Service Company or Client Company. This Service Agreement shall also be subject to termination or modification at any time, without notice, if and to the extent performance under this Service Agreement may conflict with the EPAct 2005 or with any rule, regulation or order of the FERC or any regulatory commission with jurisdiction over Client Company adopted before or after the date of this Service Agreement.

Notwithstanding the foregoing, this Agreement may be terminated at any time by mutual agreement between the Parties or on any other grounds provided by the applicable law.

3.- PROVISION OF THE SERVICES TO THE CLIENT COMPANIES

3.1.- Services of Service Company

Service Company shall provide to the Client Company, on a one-time or recurring basis, the Services identified in Appendix A.

2

Iberdrola USA Corporate Services Agreement

All of the Services shall be provided on market conditions, and Service Company shall not, within the context of a provision of Services, enjoy financial or other types of conditions more favorable than those that would be recognized by third parties in substantially similar circumstances or that may entail preferential treatment for Service Company due to its status as affiliate company.

The Services shall be provided by Service Company at all times without detriment to the effective decision-making capacity of the Client Company.

In order to ensure the best results of the contracted Services, the Client Company must provide precise, accurate and complete information to Service Company. In this regard, the Client Company assumes any such liability as may derive from damage or losses attributable to the dissemination of instructions or information provided to Service Company for the contracted Services; provided that Service Company liability is limited to non-performance, defective performance or negligence.

3.2.- Quality of the Services

Service Company shall, when executing the contracted Services, use all of the expertise, care and diligence as may be expected of a company engaged in the sale and provision on market conditions of goods and services equal to such Services, and the Parties may by mutual agreement establish specific quality standards for some of the Services, formalized, as the case may be, under a written document to be attached to this Agreement as a schedule hereto. Service Company will provide the contracted Services consistent with its specific internal rules and procedures.

3.3.- Price and invoicing

3.3.1.- Price

All services rendered hereunder shall be at actual cost thereof, fairly and equitably assigned or allocated, all in accordance with the requirements of the EPAct 2005 and any orders promulgated there under. The Service Company shall review with the Client Company any proposed material change in the method of assignment or allocation of costs hereunder and the parties must agree to any such changes before they are implemented. The price for each of the Services will be calculated annually, based on the costs incurred by Service Company to provide such Services to the Client Companies as outlined in Appendix A and C of this Agreement.

3.3.2.- Procedure for the notification of the price of the Services and invoicing

During the term of this Agreement, before December 31 of each year, Service Company shall notify the Client Company of the estimated price of each contracted Service for the following year (hereinafter, the “Estimated Price”), calculated on the basis of the prices and indicators established in Appendix A of this Agreement.

During the last month of each year of each term of this Agreement, Service Company shall issue an invoice to be paid on the payment date to their corporate account in U.S. Dollars, or by any other means of payment as may be agreed on by the Parties, for the Services rendered (as detailed in the relevant Appendix A) during the preceding year, based on the actual costs incurred in such year.

3

Iberdrola USA Corporate Services Agreement

Along with the invoice, Service Company shall send the Client Company written notice of the final price (hereinafter, the “Final Price”) for the Services provided.

Within fifteen days, the Client Company may make comments or inquiries to the invoice. The Parties shall try to resolve any disagreements, but in the event of a disagreement that is ongoing for more than fifteen days, any Party may exercise the rights provided to them in Clause 11 hereof.

Within the fifteen days following the determination of the Final Price in line with the preceding paragraph, the relevant adjustment invoice shall be issued for the Services, and the Party having to pay the difference shall do so on the payment date to the corporate account, in US Dollars, or by any other mean of payment as may be agreed on by the Parties, subject to the issuance of the relevant adjustment invoice in respect of the Final Price.

The Final Price shall include the applicable taxes, as well as any expense incurred by Service Company in connection with providing the Services.

3.3.3.- Regulatory Approval

Service Company and Client Company agree that the amount of compensation to be paid by Client Company hereunder is subject to the review and determination of the regulatory commission of the appropriate jurisdiction.

3.3.4.- Independent audit

The Parties agree that the Client Company shall be entitled to conduct an independent audit of the cost of the Services and the criteria applied to calculate the annual price of the Services provided to the Client Company (hereinafter, the “Independent Audit”).

The Client Company may request the above Independent Audit in writing within the sixty days following the receipt of the notification from Service Company of the actual price of the Services according to clause 3.3.2, and Service Company must provide the Client Company with all the information and documentation requested in connection therewith.

In the event that the Independent Audit reveals a figure of twenty-five percent lower than that notified by Service Company in respect of the actual price of the Services, the Parties shall undertake to agree in good faith on the price of the Services for such financial year in line with the criteria established in clause 3.3.1.

4.- CONFIDENTIALITY

All of the information received by each Party from the other under this Agreement and provided in connection with the Services engaged, shall be confidential in nature and may not be used for purposes other than those contemplated in this Agreement, unless otherwise agreed on by the Parties.

4

Iberdrola USA Corporate Services Agreement

The Parties undertake, in relation to the above information, to safeguard it diligently and not to disclose it to any third party without the consent of the other party, save where, in order to obtain essential advice in relation to the performance of the Services, either of the Parties needs to disclose all or part of the information obtained from the other Party to external advisers, whether natural or legal persons. In such case, the Party disclosing the information to external advisers not subject by their professional code to the duty of secrecy, shall ensure that such external advisers assume the confidentiality undertaking provided for herein.

The foregoing is understood notwithstanding any such exceptions as may derive in respect of the confidentiality obligation from the applicable laws and, in particular, with respect to transparency, in relation to this Agreement.

In connection therewith, when, as a result of the performance of the Services, Service Company gains access to commercially sensitive information owned by affiliated companies pursuing regulated activities, Service Company, in accordance with the applicable legislation, shall adopt the necessary measures to guarantee the confidentiality of such information and avoid its disclosure to other client companies pursuing the unregulated activities of generation, commercialization or energy recharge services.

The provisions of this clause shall apply while the Agreement remains in force and for a period of two years after its termination, save when the confidential information becomes publically known for reasons other than a breach by the Parties of their confidentiality obligations established in this clause.

5.- TRANSPARENCY

Service and Client Company shall inform the market and regulators of the transactions performed among them under this Agreement, if legally requested and in accordance with applicable legislation.

6.- NOTICES

All notifications among the Parties in connection with this Agreement shall be made in writing and delivered by hand with written acknowledgement of receipt by the other Party, or by fax, post or e-mail, as well as any other means, provided that a record is at all times made of receipt by the addressee.

The parties designate as their address for the receipt of communications the address provided in the signature page of this Agreement.

Any modification to the addresses or persons to whom the communications must be addressed must be communicated to the other Party in line with the provisions of this clause. Until such time as a Party has received such communication, the communications made in accordance with these provisions in line with the original particulars shall be considered valid.

7.- SEVERABILITY

Should any court or competent authority declare null and void any of the provisions of this Agreement, the whole document shall remain in force, save for said void and null provision,

5

Iberdrola USA Corporate Services Agreement

unless such provision is essential in nature or substantially affects the balance of the obligations assumed by the Parties, in which case the entire Agreement shall be rendered null and void. The Parties shall consult one another, on a best efforts basis, to agree on a valid, enforceable provision that constitutes a reasonable replacement of the null and void clause or section consistent with the spirit of this Agreement.

8.- MODIFICATION OF THE TERMS OF THE AGREEMENT AND ASSIGNMENT

8.1.- Modification

The terms of this Agreement may only be amended by agreement between the Parties.

8.2.- Assignment

All of the rights under this Agreement are exclusive to the Parties and may not be assigned without the prior written consent of all of the Parties.

9.- TAXES

Each Party shall, at its own expense, pay all applicable taxes, based on relevant legislation. Each Party also promises to provide to one another, in a timely manner, such documents that may be required to reduce the tax burden to the fullest, always in accordance with the applicable legislation referred to above.

10 – INTELLECTUAL PROPERTY

For the sole purpose of this Agreement, the assignment of intellectual property rights may be considered as a Service. In the event that Service Company yields to the Client Company the right to use of a patent, design or model, plan, secret formula or process, rights to information concerning industrial, commercial or scientific experience, or for the provision of Services, either independently of this Agreement, such assignments shall be governed, in the absence of other specific contract, as appropriate per the clauses of this Agreement and, if necessary, ad hoc agreements between the Parties.

11.- ARBITRATION

11.1.- Previous negotiations

In the event that any conflict or dispute arises among any of the Parties in connection with this Agreement, the Parties shall enter into negotiations in order to try to solve it by mutual agreement within thirty days, or any other period as may be agreed on between the Parties.

11.2.- Submission to arbitration

Where the Parties are unable to resolve the dispute within the above initial period, they must submit it, especially where the dispute concerns the interpretation, validity, performance or termination of this Agreement, to arbitration at law.

11.3.- Arbitral Tribunal

The Arbitral Tribunal shall be made up of three arbitrators.

6

Iberdrola USA Corporate Services Agreement

Each Party shall appoint one arbitrator, the claimant in the request for Arbitration and the respondent in a communication addressed to the former within fifteen days following the receipt of such Request.

If one of the Parties fails to appoint an arbitrator, the appointment shall be made by the American Arbitration Association. The two arbitrators thus appointed shall appoint the third arbitrator, who shall act as Chairman of the Arbitral Tribunal.

If, after thirty days from the designation of the second arbitrator, the two arbitrators have not reached an agreement on the appointment of the Chairman Arbitrator, their appointment shall expire, and the designation process shall recommence in accordance with the terms of the preceding paragraph.

During the arbitration procedure, the arbitrators must remain independent and neutral. Upon acceptance of their appointment, each arbitrator must sign a declaration of independence and impartiality. The arbitrators must serve written notice on the Parties of any circumstance prior or subsequent to their appointment that may give rise to doubts as to their independence or impartiality.

If a Party recuses an arbitrator, it must explain its reasons within fifteen days of the date of receipt of communication of the appointment of such arbitrator or on which it may become aware of circumstances giving rise to justified doubts as to their independence or impartiality. Unless the recused arbitrator resigns or the appointing Party accepts the rejection, the Arbitral Tribunal shall resolve the matter.

Where a vacancy arises at any time, it shall be filled using the same procedure established for the original appointment. On designation of the replacement, the Arbitral Tribunal shall decide, subject to consultation with the Parties, on whether or not it is necessary to repeat the steps already taken.

11.4.- Procedure

The arbitration procedure shall commence once notice of the request for Arbitration has been served by the claimant on the defendant. Such Request shall be made in writing and must include:

a)	Complete name, acting capacity and address of each of the Parties.

b)	Representation of the claimant.

c)	Description of the nature and circumstances of the dispute.

d)	The nature of the claim and, where appropriate, the amount claimed.

e)	Name and contact details of the arbitrator appointed by the claimant

f)	Declaration of independence and impartiality of the arbitrator.

7

Iberdrola USA Corporate Services Agreement

The Arbitral Tribunal shall conduct the procedure in the most appropriate manner according to the circumstances of the dispute. To this end, the arbitrators shall enjoy, within the legal limits, the broadest powers of initiative, organization and management of the arbitration proceeding.

The Arbitral Tribunal shall establish the rules of the procedure and set the schedule of proceedings under procedural orders, subject to consultation with the Parties.

The Arbitral Tribunal shall adopt all of its decisions by majority vote. In the absence of majority vote, the decision shall be adopted by the Chairman of the Arbitral Tribunal.

The Arbitral Tribunal must render its final award within three months of commencement of the proceeding. This term may be extended, one or more times, by the Arbitral Tribunal under a reasoned decision.

The language of the arbitration shall be English.

11.5.- Arbitral award

The award shall be recorded in writing and must be signed. The signature of the majority of the Arbitral tribunal or, where appropriate, the Chairman, shall suffice.

12.- APPLICABLE LAW

This Agreement shall be governed by the laws of the state where the main services are provided.

13.- ETHICS

Each party shall conduct itself in accordance with the highest ethical standards and principles as set forth in the Code of Ethics of Iberdrola, S.A.

14.- ENTIRE AGREEMENT

This Agreement includes all of the agreements, terms and conditions agreed on by the Parties regarding its subject matter, and supersedes any other prior agreement or conversation between the Parties in relation to such subject matter.

Moreover, the Parties agree to amend or modify the Agreement in the event that it breaches applicable legislation during its term. This Agreement may be executed (such execution to be evidenced by either signature or electronic consent consistent with federal and state law on electronic signature) in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8

Iberdrola USA Corporate Services Agreement

IN WITNESS WHEREOF, the Parties have signed this Agreement in the place and as of the date first above written.

Service Company

IBERDROLA USA MANAGEMENT CORP.

BY:	/s/ Kevin Walker
Name:	Kevin Walker
Title:	Chief Operating Officer

BY:	/s/ Jose Maria Torres Suau
Name:	Jose Maria Torres Suau
Title:	Controller

Client Company

IBERDROLA USA, INC.

BY:	/s/ Robert D. Kump
Name:	Robert D. Kump
Title:	Chief Corporate Officer

BY:	/s/ Pablo Canales Abaitua
Name:	Pablo Canales Abaitua
Title:	Chief Financial Officer

9

APPENDIX A

CATALOGUE OF SERVICES PROVIDED BY IBERDROLA USA MANAGEMENT COMPANY

Services in Buildings and leases: comprises activities related to support in the management of work centres to guarantee optimum functioning and maintenance.

Main activities:

•	Asset Management:

•	Land management functions, with activities such as: registration of properties, legal procedures, calculation of sale prices, capital gains, compulsory purchases, consultancy, support in the divestment of real estate assets, etc.

•	Management of Buildings:

•	Management of Locations and maintenance of Buildings: design, implementation and management of processes and activities to ensure efficient management of work locations and environments, maintenance of buildings, along with environmental and waste management at work centres.

•	Cleaning Services.

•	Corrective and preventive maintenance.

•	Supply of electricity, gas, water and furniture in work centres.

•	Management of leases, communities and special levies.

•	Architecture:

•	Development of new office buildings through consultancy in the areas of urban planning, architecture, construction and image. Construction, adaptation and improvement works in corporate buildings.

•	Transport to Corporate Buildings:

•	Establishment, management and optimisation of coach services for transportation of employees to the main work centres.

•	Transfers:

•	Management of transfers of positions within the same centre and/or between different work centres.

Cost driver: number of employees at each Client Company that occupy space in corporate and leased buildings.

Iberdrola USA Corporate Services	Appendix A

Office services: design, implementation and support in the management of support service processes in work centres.

Main activities:

•	Office Automation Points: management of automation points for printing, scanning and fax services for collective use in work centres, including:

•	Rental

•	Maintenance

•	Office material and IT consumables

•	Office Staff Recruitment: support services at work centres:

•	Auxiliaries

•	Telephone operatives

•	Travel management

•	Mail, dispatch and courier services:

•	Mail and pre-paid franking services within Spain

•	Internal mail or dispatch

•	Urgent dispatch of documents to locations not served by internal mail

•	Document management:

•	Management of internal files

•	Management of external file storage

•	Office Materials: supply of office materials to employees at their workstation.

•	Publications and Subscriptions: management of subscriptions and purchase of publications.

•	Translations: management of translations.

•	Audiovisual and Reprography Services:

•	Support and management services for audiovisual resources in offices and meeting rooms

•	Printing and reprography service

•	Work Clothes:

•	Centralised management of work clothes

Iberdrola USA Corporate Services	Appendix A

Cost driver: number of employees at each Client Company.

Fleet Management: this service includes management of rental contracts, fuel, and application of policy regarding replacement, renewal and adaptation of the fleet

Cost driver: number of vehicles at each Client Company

Mobile telephony: this service caters to the mobile communications requirements, for both voice and data, of Client Company users who request this service.

Management of the Mobile Telephony Service comprises the following functions:

•	User demand management

•	Control, supervision of inventory and report on consumption of services

•	Research and standardisation of new technologies

Cost driver: amount of annual telephony consumption per Client Company.

General Services Management: comprises activities related to management and definition of policies and procedures with reference to the services provided by Real Estate and General Services area. This gathers all the activities of Service in Buildings and leases, Office Services and Mobile Telephony.

Cost driver: number of employees per Client Company

Surveillance and maintenance of buildings: design, implementation and support in the management of processes required to guarantee the security of the Client Companies’ assets, carrying out ongoing analyses of possible risk scenarios, and recommending implementation of the necessary prevention and protection measures.

Main activities:

•	Corporate Identification: identification of employees and visitors for access to, and time spent at the facilities of the Companies.

•	Maintenance of Safety and Fire Equipment: maintenance and upkeep of fire equipment and other security equipment, including:

•	Definition and implementation of safety measures regarding physical and electronic media

•	Adaptation of fire detection and extinction systems in accordance with current legislation

•	Management of control service for the alarm switchboard and remote centres

•	Lighting and Emergency Plans: guarantee compliance with current legislation through maintenance and updating of lighting systems and emergency plans

Iberdrola USA Corporate Services	Appendix A

•	Documentation: maintenance of equipment and procedures necessary to guarantee confidentiality of information.

•	Surveillance: surveillance and control of accesses at the facilities of the Companies.

Cost driver: number of employees at each Client Company that occupy space in corporate and leased buildings.

International and Corporate Security: main activities:

•	Analysis of impact and requirements derived from the application of the Corporate Security Policy for its adaptation to real scenario (legislation, social environment, political and economic situations).

•	Country risk analysis in terms of people and assets.

•	Definition and implementation of security measures related to human, physical and electronic resources

•	Definition of security planning:

•	Prior to implementation

•	During the implementation process

•	In operation

•	Development and implementation of contingency plans for people and assets in the abovementioned phases.

•	Technical advice to Client Companies on security matters.

•	Implementation of personal security during travel and stay in destination countries.

•	Definition and establishment of the security structure necessary to ensure the management and control of security in destination countries

•	Coordination and supervision of human resources, internal and external, employed in the functions assigned to them in each country.

•	Directors’ vehicles:

•	Management of Directors’ vehicles pool, including renting, fuel, maintenance, repairs and drivers and bodyguard service

•	Bodyguard hire

•	Security cars

Cost driver: number of employees per Client Company

Iberdrola USA Corporate Services	Appendix A

Other Security Services: includes the following security services

•	Cyber Security: Define cyber security and data privacy strategy, policies and standards, technical and architecture security requirements and guidelines for Cyber Security

•	NERC Compliance: Ensure compliance with the NERC Reliability Standards. Create and maintaining a documentation framework that supports compliance, and includes clear processes, policies, and procedures

•	Threat & Incident Management: Lead corporate incident response team. Identifies critical incidents through data gathering of internal and external threats

Cost driver: number of employees per Client Company

Training and recruitment service: Main activities

•	Design and implementation of development actions linked to the skills model and to the group of employees with potential.

•	Assessment of employees with potential and key people

•	Management of the training plan and on-site and on-line training

•	Welcome and integration plans

•	External and internal recruitment and selection.

•	Recruitment of students under work placements.

Cost driver: number of employees at each Client Company

Labour relationships, remuneration and welfare benefits: Main activities:

•	Labour relations and organization:

•	Preparation and negotiation of collective bargaining agreements

•	Labour law advisory services

•	Coordinating, providing support and monitoring of committees deriving from the collective bargaining agreement and complementary regulations.

•	Drafting of job descriptions and basic functions

•	Coordinating, providing support and monitoring the organization.

•	Definition of recruitment criteria

•	Employee welfare and other social benefits.

•	Management of pension plans and social assistance.

•	Definition, development and management of the different individual and collective restructuring plans

Iberdrola USA Corporate Services	Appendix A

•	Remuneration:

•	Design and management of remuneration programs.

•	Coordination, support and monitoring of remuneration policies and systems.

•	Welfare benefits.

•	Design and administration of welfare benefits: Christmas presents, assistance for disabled children of staff members, study grants, special advances, employee energy price, seniority bonuses, and, in general, any benefit capable of being implemented or agreed.

Cost driver: number of people in each Business or organisation

HR services: comprises activities related to management and definition of policies and procedures with reference to the services provided by Human Resources.

Cost driver: number of employees per Client Company

Occupational risk prevention and Company healthcare service: Main activities:

•	Training in occupational risk prevention

•	Audits and inspections of facilities and work

•	Assistance to occupational risk prevention work groups

•	Shop floor advice on occupational risk prevention

•	Processing, investigation and information on accidents

•	Definition of policies and general criteria for company medical services

•	Organisation and planning of preventive healthcare actions

•	Health monitoring through medical check-ups for employees

•	Healthcare function for non-occupational accidents and diseases

•	Incapacity management

Cost driver: number of employees at each Client Company.

R&D&I: provision of the tools, resources and structures necessary to ensure a suitable setting for innovation development. In line with this, the services offered are as follows:

•	Strategic R&D&I plans: coordination and support for Client Companies in the definition and monitoring of their innovation plans.

Iberdrola USA Corporate Services	Appendix A

•	R&D&I Committees: coordination of R&D&I committees at the Client Companies.

•	Tax deductions: support in managing the procedure for the application of tax deductions through meetings with all Client Companies. Administrative procedures.

•	R&D&I grants and subsidies for projects and human resources. Support with grant applications for different programmes and performance of administrative formalities. Representation of Client Companies before institutions related to Innovation, and funding bodies.

•	IBERDROLA Innovation Network: coordination of this initiative.

•	R&D&I Management System: establishment of the strategy for IBERDROLA Innovation management. Definition of the R&D&I Management System in accordance with the UNE 166002 standard.

•	Knowledge management: development and coordination of Teams of Experts together with the Client Companies.

•	Technological Platforms: coordination of the presence of the Client Companies on European and Spanish technological platforms.

•	Industrial and Intellectual Property Management System: its function is to promote, manage and coordinate the management of industrial and intellectual property, and to perform administrative formalities to protect the results of projects.

•	Technological Monitoring. Provided by the Technological Monitoring and Intelligence Office, it allows users of the Client Companies to receive alerts on technological areas that could interest them, as well as specific reports requested on certain technologies or processes. Definition of the Technological Monitoring System in accordance with the UNE 166006 standard.

•	Innovation communication: to make the Client Companies’ efforts in innovation visible both inside and outside the company: news, innovation awards, surveys, etc.

•	Innovation Training: collaboration with Corporate Training in the establishment of training actions to develop innovation skills (creativity, R&D&I management, etc.)

Cost driver: basic budget for tax deductions for R&D&I activities (2/3) and investments in R&D&I at each Client Company (1/3).

Quality: the services offered are as follows:

•	Quality Committee: organization of the Committee of Quality Coordinators.

•	Advice on and implementation of ISO 9001.

•	Performance of audits under ISO 9001

•	6s, Pas advice.

Iberdrola USA Corporate Services	Appendix A

•	Management of EFQM assessments.

•	Preparation of EFQM licensee report (level of excellence).

•	Preparation of the excellence plan

•	Preparation of reports for presentation to excellence awards of the Client Companies.

•	Management of the Excellence Award for suppliers (international level).

Cost Driver: number of quality systems implemented or in the process of being implemented at each Client Company business unit/company.

Environment: the services that can be offered in this area are:

•	Environmental planning: support to the Client Companies in defining and monitoring their environmental plans. Definition of the international environmental guidelines.

•	Environmental Committee: organization of the Committee of environmental coordinators

•	Tax deductions: support in managing the process for the application of tax deductions for environmental reasons. Administrative formalities.

•	Environmental grants and subsidies for projects. Support in managing and preparing reports for grant applications for the different programs and performance of administrative formalities.

•	Environmental Management System, according to ISO 14000: environmental management strategy according to the ISO 14000 standard. Support in managing internal and external audits. Monitoring of nonconformities. Creation of the Global report.

•	Environmental scorecard: support in managing indicators and investments and expenses at a global level.

•	Emissions inventory: calculation of the global emissions and performance of the inventory audit according to ISO 14064.

•	Environmental initiatives: launch and implementation of environmental projects.

•	Biodiversity initiatives: launch and implementation of biodiversity projects.

Cost Driver: environmental investment and expenses (60%) and Certification 14000 under SGAI (40%).

Brand management: this refers to all activities related to licenses for use of the brand by the Client Companies:

•	Registration management for brands and web domain names: creation and registration management and protection of registered marks; monitoring and renewal of brand registrations, in order to guarantee adequate legal protection in each case; resolution of queries in this area.

•	Assignment of full use of the web domains belonging to Iberdrola. In these cases, the subsidiary will assume full management of the content of the respective website and, as a result, expressly assume full responsibility for its content, stating this in the legal notice on the website.

Iberdrola USA Corporate Services	Appendix A

•	The hosting service, which should allow one-click access to the Client Company’s website from the IBERDROLA website, meaning that, in light of the high number of visitors to the IBERDROLA website, the Client Company benefits from a greater visibility.

•	Brand materials:

•	Creation and distribution of criteria applicable to the brand and corresponding logos, providing advice, resolving queries and attending to individual requests in light of the need for specific formats.

•	Design of necessary elements for the correct application of the brand: provision of templates or sketches where the brand has a fundamental role in cases where it is not possible to resolve doubts at source in order to guarantee the correct application of the brand, as well as possible co-existence with other brands. For example: signage of offices and industrial facilities, inaugurations, institutional relations, public events, trade fairs, etc.).

•	Advice and design of promotional and sponsorship materials, providing the version of the brand which best fits the space available and colours used in order to ensure the best match among the colour range used and ensure the best visibility of the brand in each piece, as well as coherence with the brand values.

•	Advice on labelling and signage: both inside and outside of buildings, centres, sub-stations, vehicles and in general of any element, using illuminated signs, vinyl signs, boards, stickers, etc.

•	Office image and signage: coordination of signage needs in order to comply with what is established in the brand manual, solving potential problems, providing pertinent advice and taking charge of updating and translating the manuals regulating office signage, monitoring that the signage complies with what is established in the manuals.

•	Corporate identity elements: monitoring of all elements where the brand plays a fundamental role (posters, books, brochures, videos and DVDs) or at events (public events, trade fairs and congresses, etc.). The use of these elements will require the Client Company to respect the manuals regulating the corporate identity in corporate publications, stationery, advertising, internal videos, events, signage and promotional elements, etc., for the correct application of the brand.

•	Promotional materials: support, resolution of queries and supervision of the correct application of the brand in these elements, as well as its coherence with the brand positioning and values, Recommendation of the most suitable logo according to the element in question and resolution of any queries that may arise.

Cost Driver: Dimension indicator (Massachusetts formula for distribution of costs for utilities)

External Communication: includes the following activities:

•	External and stakeholder communications

Iberdrola USA Corporate Services	Appendix A

•	Media relations

•	Reputational risks and tracking of company reputation

•	Community engagement activities

Cost Driver: Dimension indicator (Massachusetts formula for distribution of costs for utilities)

Corporate Communication: comprises all the activities related to internal communications for IBERDROLA employees and its client companies. This gathers:

•	Definition, management and administration of channels and internal tools used for communications for employees

•	Definition of actions in order to launch announcements

•	Actions so as to produce multimedia contents (videos, announcements,..) in the different channels for communications to employees

Cost Driver: number of employees per Client Company

Business General Administration and Regulation services: comprises the activities of management and definition of policies in each of the businesses of IBERDROLA, as well as proposal and development of plans and initiatives for defence of, and advice on, compliance matters before market Regulatory Bodies. Functions:

•	Supervise the businesses of IBERDROLA

•	Ensure that all administrative acts of the Regulatory Bodies are carried out in line with the law

•	Suitable defence of the interests of the Client Companies in the market

•	Support in the development of regulatory proposals

•	Advice to the Client Companies on compliance matters

•	Support in complying with regulations in the pursuit of overseas business opportunities and in international tenders.

Cost driver: Dimension indicator (Massachusetts formula for distribution of costs for utilities)

Control Services:

•	Support in the preparation of the appropriate economic and financial information for the monitoring of the Client Companies.

•	Coordination of the drafting and integration of operational plans and of the annual budget of the Client Companies.

•	Analysis and monitoring of the degree of compliance with the operational plans and the approved annual budget.

Iberdrola USA Corporate Services	Appendix A

•	Analysis of the added value and profitability of investment proposals by the Client Companies on the basis of the plans’ objectives.

•	Preparation of the economic and financial information required by external institutions

•	Issue accounting criteria and the framework of action for accounting processes.

•	Consolidation of financial information

Cost driver: Dimension indicator (Massachusetts formula for distribution of costs for utilities)

SAP platform: management of the SAP corporate platform in the General Administration, Personnel Administration, Procurement Administration and Logistics areas:

•	Collection of new functional requirements, design of specifications and transfer to systems for construction,

•	Parameterisation of the system

•	Performance of mass processes and control of interfaces

•	Maintenance of users and access profiles

•	Definition, construction and provision of information extraction tools to users

•	Planning and implementation of training for end users

Cost driver: number of SAP platform users by Client Company

General Administration: performance of general administration procedures in accordance with commercial, tax and labour legislation. Activities:

•	Accounts administration procedures

•	Registration, conformation and payment of third-party invoices once authorized by the Client Company

•	Service to suppliers

•	Bank reconciliation

•	Invoicing of inter-company transactions

•	Invoicing of other revenues to third-parties

•	Accounting of administrative transactions

Cost driver: number of documents processed at each Client Company.

Iberdrola USA Corporate Services	Appendix A

Personnel Administration: performance of personnel management procedures in accordance with labour legislation and with the internal procedures of Human Resources. Activities:

•	Payroll development and management:

•	Payroll updates (staff joining/leaving, modifications)

•	Changes in labour situation

•	Opening of work centres

•	Social insurance

•	Inland revenue procedures (tax deductions, documentation, etc.)

•	Processing of payroll variables

•	Processing of monthly activity reports, travel expense sheets, minor payments.

•	Corporate VISA

•	Processing of ILT (Temporary Incapacity to Work)

•	Maternity and paternity benefits

•	Staff assistance service and management of welfare benefits:

•	Telephone assistance to employees

•	Management of employee tariff

•	Management of collective life insurance

•	Processing of meal vouchers

•	Management of pension plan:

•	Monthly contributions

•	Changes of capital

•	Modification of conditions

Cost driver: number of employees at each Client Company

Taxation Services: The tax services consist of the following activities, taking into account that, if the recipient of the services has its own local tax team, the applicable tax services of those listed below will be provided on a supplementary and support basis to the activities carried out by said local team.

•	Development of the Good Tax Practices Policy

•	Management of the tax treatment of the Client Companies calculating their taxes and managing their tax returns and their taxes

Iberdrola USA Corporate Services	Appendix A

•	Defence of the interests of the Client Companies in tax inspections

•	Tax assessment of the Client Companies, planning investment/disinvestment processes, businesses restructuring processes, and devising and developing money-saving options

•	Representation of Client Companies before the tax authorities and in professional forums

•	Collaboration with the persons responsible for preparing the economic information, advising on the preparation of tax information at annual and periodic closes.

•	Coordination of the support from external advisors on particularly significant tax issues

•	Coordination of the Transfer Pricing Policy

Cost driver: Dimension indicator (Massachusetts formula for distribution of costs for utilities)

External Audit: includes the audit activities of financial information, performed by external companies

Cost driver: Dimension indicator (Massachusetts formula for distribution of costs for utilities)

Purchasing Service: procurement of equipment, materials, goods and services provided to the Client Companies on the best service conditions with the aim of obtaining the most favourable purchasing conditions, through the use of the necessary tools, resources and structures and in compliance with the Procurement Policy, the appropriate proceedings and the applicable law.

The scope of this service will depend on whether the Client Company has signed a centralized management agreement or a coordinated management agreement. Each of those contracts specify the particular procurement activities that IBERDROLA provides for the Client Companies.

Cost driver: amount of purchasing requests per each Client Company

Insurance services: Management, at the request of and in conjunction with the Client Companies, of operational risks:

•	Identification of operational risks: operation and exploitation, acquisition of companies, new activities, projects, legislation, agreements, etc.

•	Analysis of operational risks: exposure to risk, calculation of probable maximum losses (PML), analysis of frequency and severity.

•	Management of degree of retention and transfer of operational risks.

•	Prevention (inspections/ recommendations)

•	Agreements (liability, warranties, force majeure, insurance clauses, etc.)

•	Arrangement of insurance programs.

•	Management of policies under purchased insurance programs

•	Loss management

Iberdrola USA Corporate Services	Appendix A

•	Hiring of advisors in the areas of risk management and placement of insurance (brokers).

•	Preparation and management of insurance budget.

Cost driver: amount of policies per each Client Company

Financial services: management, at the request and in coordination with Client Companies, of the following aspects.

•	Financial planning

•	Preparation of the long-term financial plan

•	Preparation of the short-term financial budget and adjustments throughout the year

•	Financial reporting

•	Financing

•	Arrangement of short- and long-term bank financing.

•	Arrangement of short –and long-term financing on capital markets.

•	Arrangement of structural financing.

•	Management of inter-company financing.

•	Cash and banks

•	Payments and collections using appropriate payment methods.

•	Medium-term cash projections.

•	Cash and banks conciliation and calculation of daily position.

•	Regulation of liquidity, management of cash deficits and surpluses.

•	Negotiation, contracting and issue of surety ships, security deposits and guarantees.

•	Opening and closing of bank accounts.

•	Risk management

•	Interest rate risk management

•	Exchange rate risk management

•	Back Office for financing, cash and risk management

•	Confirmation, administration, accounting of transactions and accounting close.

•	Making of payments.

Iberdrola USA Corporate Services	Appendix A

•	Banking accounting conciliation of financing transactions

•	Performance and control of contractual obligations (covenants)

•	Financial audit process.

•	Control of the tax treatment of financial transactions.

•	Preparation of individual and consolidated financial statements and other corporate information.

•	Development and maintenance of computer and help desk systems.

•	Declarations to Central Banks and cooperation in compliance with international regulations.

•	Billing performance.

•	Management of documents.

Cost driver: Weighted percentage of the following concepts per each Client: Company

•	Intercompany Financing Average balance (assets and liabilities) as well as debt with third-parties

•	Number of guarantees processed

•	Number of activities processed

•	Equalization for all businesses

Risk Management: includes the following activities

•	Enterprise Risk Management: Risk Identification and analysis, development of Risk Policies and limits, Monitoring of limits, indicators and key risk

•	Credit Risk: Analysis and monitoring of counterparty credit worthiness and exposures

•	Market Risk: Analysis of markets, open positions, prize curves, etc.

•	Project Risk: Risk analysis of projects, relevant operations, insurance programs, etc.

Cost driver: Dimension indicator (Massachusetts formula for distribution of costs for utilities)

Legal services:

•	Advice on the establishment and implementation of, and compliance with, preventive legal security systems, appropriate decision-making processes and coordination and information mechanisms among the various companies.

•	Coordination with external firms.

•	Advice on corporate transactions.

Iberdrola USA Corporate Services	Appendix A

•	Cooperation in maintaining relationships with notaries, registries and other public offices.

•	Cooperation in the suitable management of legal risks by aiding in the identification, evaluation and provision of legal advice on such risks.

•	Cooperation in providing advice on law and legal defence in general, including tax and regulatory fields.

•	Assistance in the processing of lawsuits in the defence of companies, directly or by contacting external firms.

Cost driver: Dimension indicator (Massachusetts formula for distribution of costs for utilities)

Internal Audit: includes internal audit activities for local Audit & Compliance Commission, chairman or organization. Participation in global audits for corporate functions and businesses.

Cost driver: Dimension indicator (Massachusetts formula for distribution of costs for utilities)

Compliance: includes the following activities:

•	Ethics, fraud and offense management

•	Implement compliance program for applicable Federal and State Regulation

•	Implement program for the Separation of Activities of Regulated and Unregulated businesses

Cost driver: Dimension indicator (Massachusetts formula for distribution of costs for utilities)

Governing Bodies: includes the activities of the chairman and the Board of Directors related to the management of the company

Cost driver: Dimension indicator (Massachusetts formula for distribution of costs for utilities

IT workstation: the PTI (IT workstation) service covers all activities and services concerning the availability and correct functioning of IT workstations.

The Workstation General Service includes the following components:

•	Supply and installation of the workstation.

•	Maintenance of the workstation (according to criticality).

•	Renewal of the workstation.

•	Network Services.

•	Platform-based applications, personal productivity software and business applications.

•	Access to the Employees’ Web Portal and applications published on it (SacinWeb, Viajes, Amarna, etc.).

•	Access to different business web portals and to applications published on them.

Iberdrola USA Corporate Services	Appendix A

•	IT Stations for general use.

•	Accessibility.

•	Centralised software licences.

•	IT support for customers (as appropriate).

•	Inventory as support system.

•	Administration of users and resources included in Systems processes.

Additional Workstation Services:

•	Migration and/or conversion of user data.

•	Destruction of Client information registered on magnetic media.

•	Extension of storage capacity for individuals or work groups, on storage servers.

•	Special service timetable subject to request and analysis.

•	Remote connection to network infrastructure via platform equipment with VPN client and WebVPN access to published applications, if any.

•	Access to Metaframe environment applications (check service file for further information).

•	Connection and access to information systems outside Iberdrola.

•	Training of Client Company users on handling elements pertaining to the configuration of the Workstation.

•	Access to Knowledge Management Systems.

•	Corporate server backup of user data stored on laptop or desktop systems, subject to defined space limitations, and always communications permitting.

•	Installation of Departmental Applications as requested by the installer (DAI).

•	Transfer of files (to/from the exterior) via the corporate FTP.

In short, this service includes all activities necessary to provide, integrate and support the hardware, software and connectivity required by end users to enable them to manage their information and access what they need from the information systems for which they are authorised by the competent bodies of their respective companies.

Cost driver: number of systems (desktop, laptop, tablet PCs or PDAs) weighted by unit price and local or global cost components, at each Client Company.

New developments: this service comprises new information systems or applications software, as well as maintenance and correction of pre-existing ones, regardless of the hardware/software platform they require.

Iberdrola USA Corporate Services	Appendix A

Cost driver: Number of users of each application / Number of persons / Others, per each Cliente Company

Operation and support: this service covers all activities necessary for the management and administration of infrastructure elements, to ensure functioning and operability in the Systems environment. It also includes the information and communications protection service, developing and implementing, pursuant to the instructions received from the Client Companies, suitable prevention and protection measures that guarantee inaccessibility of systems information by unauthorised persons, and monitoring possible security breaches of information systems.

Additionally the services includes Finishing and Printing Center with all activities related to printing tasks (printing service, creation and modification of forms, and finishing service)

Cost driver: percentage of operation consumption according to the services received per each Client Company

Systems Management: comprises activities related to management and definition of policies and procedures with reference to the services provided by IT area. This gathers all the activities of IT Workstation, Operation and Support, and New Developments.

Cost driver: number of employees per Client Company.

Appendix B

SERVICE COMPANY		Business	Control	CLIENT COMPANY		Business	Control	Corporate Services TOTAL ESTIMATES (USD)
Iberdrola USA Management Corporation	22-ago	R.D. Kump	J.M. Torres	Iberdrola USA, Inc.	21-ago	R.D. Kump	P. Canales	69,850.78

APPENDIX C

IBERDROLA USA CORPOARTE SERVICES

COST ALLOCATION MAUNUAL

INDEX

1. PURPOSE	3

2. ONE CORPORATION MODEL	4

3. APPLICABLE REGULATION	6

4. CORPORATE SERVICES’ BILLING PROCEDURE	7

5. ANNEXES	11

Iberdrola USA Corporate Services Cost Allocation Manual
Appendix C	2

REVIEW’S CONTROL

REVIEW	DATE	REASON	REVIEWED SHEETS

Iberdrola USA Corporate Services Cost Allocation Manual
Appendix C	3

1. PURPOSE

The purpose of this document is to describe the process by which the costs of corporate services at the Iberdrola Group are identified and billed to different societies they serve or are benefited by these services.

In general, corporate services are classified in services provided on behalf of the Shareholder and services provided to the Group companies.

The services provided on behalf of the shareholders are not billed unless they are recognized by regulators as necessary for the operation of the concession, while the services provided to the Group companies are billed to each of the companies receiving such services.

The services provided to a single company are billed directly to that company, while services provided to more companies are allocated to these companies according to “drivers” defined for each of the services consumption.

The billing of corporate services to the Group companies is performed following transparent and objective criteria consistent with the principle of market value, avoiding any discrimination, subsidy or competitive advantage. These criteria are of general application, and are based on the profit generated in the client societies of these corporate services, and applied objectively and consistently based on non-manipulable data.

The cost base used is built according to consistent criteria of the transfer pricing guidelines of the Organization for Economic Cooperation and Development (OECD).

The procedure defined herein is applicable to all companies of the Iberdrola Group, subject to the consideration and adaptation to the particularities of each jurisdiction, which must be duly justified in each case.

Iberdrola USA Corporate Services Cost Allocation Manual
Appendix C	4

2. ONE CORPORATION MODEL

The presence of the Iberdrola Group in different countries and business sectors has made convenience the implementation of a business model based on a decentralized structure of decision-making that, however, allows a global integration of Business according to the Group’s business model. This Model, adopted by the Board of Directors of Iberdrola SA, is aimed at maximizing the operational efficiency of the different business units and ensures the dissemination, implementation and monitoring of the overall strategy and basic management guidelines established for each business, primarily through the exchange of best practices between companies of the Iberdrola Group.

One of the key instruments of the Group business model is the “One Corporation” which Iberdrola set up to provide certain corporate services in an efficient and flexible way to all companies of the Iberdrola Group.

The costs of the One Corporation are structured in two types:

•	Corporate services costs: These are the costs recorded in the provider companies, and needed so as to execute the corporate services. These costs are the subject of the present billing model.

The billing of these costs will require a contract and the subsequent determination of the services that will be provided to each society.

•	Costs managed directly by each company that receives the services: The costs of these services are managed by each company according to common guidelines across the Group in order to exploit common synergies and improve purchasing power.

The Corporation ensures proper provision of contracted services by following the instructions provided in the Declaration of Acceptance by the Client Companies in their corresponding Framework Agreement. The services must respect the standards set in the context of the One Corporation to ensure adequate synergies and maximize operations of the Group. Also contracted services are rendered in full compliance with applicable law and the Corporate Governance System and the distribution of tasks and responsibilities derived therefrom.

The One Corporation is structured by corporate services providers companies, both at Group level and at the level of countries and businesses within each country.

Each company providing corporate services is organized by corporate functions (more detail in Annex 5.1.).

Iberdrola USA Corporate Services Cost Allocation Manual
Appendix C	5

Service delivery is made according to the following scheme (the detail included in USA intended to serve as an example, although the pattern is repeated in each country and each business within each country):

Services are provided in cascade, from top to bottom, from the lending companies of services to clients’ related companies. As a general premise, no services are provided from the client companies to headers (bottom-up), or between companies of different Holdings (horizontally).

Iberdrola USA Corporate Services Cost Allocation Manual
Appendix C	6

3. APPLICABLE REGULATION

The cost billing process from the Corporation to the Group companies follow the guidelines issued by the OECD in 1995 and supplemented in 1996 (with periodic updates) for the regulation of related party transactions and that are applicable for the purposes of Article 7 CSA common services in Iberdrola. The arm’s length principle is the internationally accepted standard to assess the transfer prices of related party transactions. The most commonly cited arm’s length principle definition and how to apply it is also defined in the OECD Guidelines. That legislation comes to the conclusion that the results of this operation are to be similar to those they would have obtained between independent entities have done under similar or comparable circumstances.

The guidelines published by the Joint Transfer Pricing Forum in the European Union (FCPTUE) analyzing the treatment and analysis of low value-added services as part of related party transactions must also be followed. That legislation provides guidance in relation to the analysis of low value-added services (support services management) with related entities.

On the other hand, Article 18 of the Corporation Tax Act, BOE number 288, pages 96972-78, dated November 28, 2014, determined the valuation rules of related party transactions, defining the scope thereof and establishing the method for determining the market price of each of these operations.

Finally, in the North American environment, there must be compliance with the requirements of the regulations of the Federal Energy Regulatory Commission (FERC), including Part 367 of Title 18 of the US Code of Federal Regulations (“CFR 18”) in connection the uniform system of accounts in companies providing centralized services (“uniform System of accounts for Mutual service service Companies and Subsidiary companies”)

Iberdrola USA Corporate Services Cost Allocation Manual
Appendix C	7

4. CORPORATE SERVICES’ BILLING PROCEDURE

The steps used for billing services are:

1.	Services’ Costs Identification – Corporation Costs Base

2.	Service to companies and on behalf of the shareholder or the concession

3.	Client companies

4.	Services’ consumption drivers

5.	Self- Consumption and final billing

4.1 SERVICES’ COSTS IDENTIFICATION – CORPORATION COSTS’ BASE

As a general principle and within the corporate SAP platform, all costs associated with the activities of each company, both own personnel expenses, external suppliers’ costs, depreciation and others, are analytically accounted in the so-called “allocation orders”. Each order among its different analytical fields collects a product code that identifies the corresponding corporate service.

Cost base of Iberdrola Group corporate service is defined as the Earnings Before Interest and Taxes (EBIT). The EBIT includes the following components:

•	Personnel Expenses

•	Net External Services of other operating income

•	Taxes

•	Depreciation

•	Provisions

The External Services component will include both items received from external companies of the Group and items from different Group companies of the Corporation and necessary for the provision of corporate services.

As an exception to the direct allocation of costs to products, indirect costs are those that due to their nature or the way in which they are accounted on the Corporation can’t be assigned to a single corporate service. In this case a consumption criterion has to be used in order to assign it to the corporate services affected.

4.2 SERVICE TO COMPANIES AND ON BEHALF OF THE SHAREHOLDER OR THE CONCESSION

The services provided by the Corporation are classified into two groups:

•	Services provided on behalf of the shareholder: services that, according to the rules of the OECD, are provided to shareholders. These services (see details in Annex 5.3.) are not billed unless they are recognized by regulators as necessary for the operation of the concession.

•	Services provided to the Group companies: services provided to Group companies. In general, the amounts for services provided to Group companies are billed to each recipient company by the corresponding consumption driver (see details in Annex 5.2.).

Iberdrola USA Corporate Services Cost Allocation Manual
Appendix C	8

However, there are services that can be billed directly to a client company:

•	Personnel services or External Service of the Corporation to a Group company in singular Investment projects (so-called “Recharge”)

•	Services provided by the Corporation to particular projects, to outside companies or where Iberdrola Group has a majority stake.

•	Assignment of staff of the Corporation to companies.

Both the services provided on behalf of the shareholders and services to Group companies are related to the corporate functions that provide them (see details in Annex 5.3. and Annex 5.2.).

4.3 CLIENT COMPANIES

Corporate services are provided generally to all group companies where it holds the majority stake or where Iberdrola, not being the majority shareholder, is the responsible for the management.

There is a framework agreement for the provision of services, the companies concerned and the billing forecast of year in force.

As previously explained, the billing of services to each company is performed through the corresponding corporate services’ providers companies (cascade).

This means that every service is billed to each of the companies’ providers of corporate services at the next level, and then from each of them, their own cost of each service is added and billed to the next level, and so on until each company receiving the service.

In cases where companies have corporate service providers that do not add value to the services of the previous level, services are billed directly to the lending companies that add value next level or if there are none, to the host societies of the services.

The corporate services providers companies in each country are:

•	Iberdrola España S.A.

•	SPW Power UK Plc

•	Iberdrola USA Management Corporation

•	Iberdrola Energía Altamira de Servicios, S.A. de CV

•	Iberdrola Brasil S.A.

All beneficiary companies are directly or indirectly attached to the Framework Agreement.

4.4 SERVICES’ CONSUMPTION DRIVERS

Corporate services provided to Group companies are calculated using each service a driver of consumption (see detail in Annex 5.4 drivers.).

Iberdrola USA Corporate Services Cost Allocation Manual
Appendix C	9

These drivers are defined taking into account indications of the OECD and the EU Joint Forum, best practices of other similar companies, and those that better reflect the consumption of each service (see details of services and drivers used in Annex 5.5.).

In those cases where it is not possible to use a specific driver to ensure equity in consumption costs between host societies of the service, a driver of overall consumption has been defined. This driver, commonly called “Massachusetts formula” is used widely in the US for utilities to assign costs to the host societies based on their dimension.

4.5 SELF-CONSUMPTION AND FINAL BILLING

The different corporate services (to companies and on behalf of the shareholder or the concession) include initially their own costs for providing their services to the companies receiving them. However they don’t include costs of other corporate services they make use of.

For example, Purchasing service initially includes purchasing department own costs to provide services to the companies receiving them. However, it is necessary to add the costs of “consumption” which makes the Purchasing Department itself relative to other corporate services (Office services, IT Workstation, General Administration, etc.). These expenses for consumption between corporate services are called “self-consumption”.

To calculate the cost of self-consumption, these steps are followed:

•	Consumption of each service is calculated at each consumer entity. In this calculation, the provider of corporate services is among the consumers, as it has employees who also receive corporate services.

•	These own consumption of corporate services are divided into two groups:

•	Consumption associated with services provided to the shareholders or the concession: These consumptions are not billed unless they are recognized by regulators as necessary for the operation of the concession

•	Consumption associated with other services: These consumptions are integrated again between the receiving services which are billed by applying the same consumer drivers.

•	This process is performed iteratively until corporate services receive no cost via self-consumption (amount <0,01 €) and all consumption is assigned to the target companies or non-billable services.

Iberdrola USA Corporate Services Cost Allocation Manual
Appendix C	10

The following chart shows schematically the process of billing for services rendered:

The price for the provision of each of the services corresponds to market price determined by any method accepted in the applicable laws and regulations including the cost without margin itself, under appropriate circumstances-are given, and calculated annually based on the cost incurred for the provision of those services to client companies.

Iberdrola USA Corporate Services Cost Allocation Manual
Appendix C	11

5. ANNEXES

5.1 CORPORATE FUNCTIONS

CORPORATE FUNCTION
Governing Bodies
Innovation, Environment and Quality
Real Estate and General Services
Corporate Security
IT
Human Resources
Purchasing
Insurance
Finance & Treasury
Risks
Capital Management
Investor Relations
Control
Administration
Tax
External Audit
Secretary of the Board
Communications
Legal Services
Corporate Development
DG Business and Regulation
Internal Audit
Compliance

Iberdrola USA Corporate Services Cost Allocation Manual
Appendix C	12

5.2 SERVICES TO CLIENT COMPANIES

CORPORATE FUNCTION	SERVICE
Innovation, Environment and Quality	R+D+I Service
Environment
Quality
Carbon reduction commitment

Real Estate and General Services	Services in buildings and leases
Mobile Telephony
General Services Management
Fleet Management
Office services

Corporate Security	International and Corporate Security
Surveillance and maintenance of buildings
Other security services

IT	IT Management
IT Workstation
Operation and support
New developments

Human Resources	Human Resources services
Training
Labor relationships
Occupational risk prevention
Employee shares’ system

Purchasing	Purchasing services

Insurance	Insurance services

Finance & Treasury	Financial services

Control	Control services

Administration	General Administration
SAP Platform
Personnel Administration

Tax	Tax services

Communications	Corporate Communications
Brand Management

Legal services	Legal services

Corporate Development	Development services
Development projects

DG Business and Regulation	DG Business and Regulation services

Iberdrola USA Corporate Services Cost Allocation Manual
Appendix C	13

5.3 SERVICES ON BEHALF OF THE SHAREHOLDER OR THE CONCESSION

CORPORATE FUNCTION	SERVICES
Governing Bodies	Governing Bodies

Corporate Security	Security of the Board

Human Resources	Other HR services

Risks	Other financial services
Capital management
Investor Relations

Control	Consolidation services

External Audit	External audit

Secretary of the Board	Governing Bodies

Communications	External Communications

Internal Audit	Internal Audit services

Compliance	Compliance services

Iberdrola USA Corporate Services Cost Allocation Manual
Appendix C	14

5.4 SERVICES’ CONSUMPTION DRIVERS

DRIVER	FÓRMULA DE CÁLCULO
Weighted percentage of R+D+I service per organization	Budget base for tax deductions due to R+D+I activities (2/3) and investments in R+D+I on each business (1/3)

Percentage of Environment Investments and expenses per organization	Environment Investments and expenses (60%) and 1400 Certification in SGAI (40%)

Number of quality processes per organization	Number of implemented or on-going implemented quality processes per organization

Percentage of carbon tons	Carbon tons per organization

Number of employees in corporate buildings	Number of active employees in corporate buildings per organization

Phone consumption amount	Phone consumption amount per organization

Number of vehicles	Number of vehicles per organization

Number of persons per organization	Number of persons per organization

Number of shares	Number of shares per organization

Dimension Indicator (Massachusetts formula)	Weighted dimension of each organization taking into account Gross Property Plant, Direct Labor and Gross Margin (Application of Massachusetts formula)

Number of weighted equipment	Number of laptops, desktop computers, PDA’s and pocket-PCs that according to the inventory are associated to employees of each organization. With this inventory a weighting is made taking into account de purchasing value of each of the equipment. Besides a correction factor is added to some equipment in order to weight the local costs of IT Workstation

Percentage of consumption per organization	Number of MIPS y percentage of storage utilization per each application, and number of users of the application

Number of users	Number of users of the application per organization

Amount of orders per organization	Amount of orders per organization

Amount of policies per organization	Amount of policies per organization

Weighted percentage of financial operations	Weighted percentage of the following concepts per each Client: Company

• 78,5% Intercompany Financing Average balance (assets and liabilities) as well as debt with third-parties

• 5% Number of guarantees processed

• 15% Number of activities processed

• 1,5% Equalization for all businesses

Number of SAP users	Number of SAP users per organization

Number of documents processed per organization	Number of documents processed per organization

Iberdrola USA Corporate Services Cost Allocation Manual
Appendix C	15

5.5 RELATION OF SERVICES AND DRIVERS

CORP. FUNCTION	SERVICE	DRIVER
Governing Bodies	Governing Bodies	Dimension Indicator

Innovation, Environment & Quality	R+D+I Service	Percentage of R+D+I service
	Environment	Percentage of Environment Investments and Expenses
	Quality	Number of quality processes
	Carbon reduction commitment	Percentage of carbon tons

Real Estate and General Services	Services in buildings and leases	Number of employees in corporate buildings
	Mobile Telephony	Phone consumption amount
	General Services Management	Number of persons
	Fleet Management	Number of vehicles
	Office services	Number of employees in corporate buildings

Corporate Security	International and Corporate Security	Number of persons
	Surveillance and maintenance of buildings	Number of employees in corporate buildings
	Other security services	Number of persons
	Security of the Board	Dimension Indicator

IT	IT Management	Number of persons
	IT Workstation	Number of weighted equipment
	Operation and support	Percentage of consumption
	New developments	Number of users / persons / other

Human Resources	Human Resources services	Number of persons
	Training	Number of persons
	Labor relationships	Number of persons
	Occupational risk prevention	Number of persons
	Other HR Services	Number of persons
	Employee shares’ system	Number of shares

Purchasing	Purchasing services	Orders Amount

Insurance	Insurance services	Policies amount

Finance and Treasury	Financial services	Financial operations amount
Risks	Other financial services	Dimension Indicator
Capital management
Investor Relations

Control	Control services	Dimension Indicator
	Consolidation services	Dimension Indicator

Administration	General Administration	Number of processed documents
	SAP Platform	Number of SAP users
	Personnel Administration	Number of persons

Tax	Tax services	Dimension Indicator

Iberdrola USA Corporate Services Cost Allocation Manual
Appendix C	16

Communications	External Communications	Dimension Indicator
	Corporate Communications	Number of persons
	Brand Management	Dimension Indicator

Legal Services	Legal Services	Dimension Indicator

Corporate Development	Development services	Individual analysis
Development projects

DG Businesses and Regulation	DG Businesses and Regulation service	Dimension Indicator

External Audit	External Audit	Dimension Indicator

Secretary of the Board	Governing Bodies	Dimension Indicator

Internal Audit	Internal Audit services	Dimension Indicator

Compliance	Compliance services	Dimension Indicator